Amendment No. 1 to the
Agreement and Plan of Merger AND REORGANIZATION

This Amendment No. 1 to Agreement and Plan of Merger and reorganization (this “Amendment”) is made as of February 14, 2025, with respect to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of October 28, 2024 (the “Agreement Date”), by and among GlycoMimetics, Inc., a Delaware corporation (“Parent”), Gemini Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Parent (“First Merger Sub”), Gemini Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Second Merger Sub” and, together with First Merger Sub, “Merger Subs”), and Crescent Biopharma, Inc. (the “Company”), a Delaware corporation. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

W I T N E S S E T H:

Whereas, pursuant to Section 11.2 of the Merger Agreement, the Merger Agreement may be amended by any instrument in writing signed on behalf of the Company, Parent and Merger Subs, with the approval of the respective boards of directors of the Company, Parent and Merger Subs;

Whereas, the Parent Board has (i) determined that the Contemplated Transactions (including as adjusted pursuant to this Amendment) are fair to, advisable and in the best interests of Parent and its stockholders, (ii) approved and declared advisable the Merger Agreement (including as amended hereby) and the Contemplated Transactions, including the issuance of shares of Parent Capital Stock to the stockholders of the Company pursuant to the terms of the Merger Agreement (including as amended hereby) and (iii) determined to recommend, upon the terms and subject to the conditions set forth in the Merger Agreement (including as amended hereby), that the stockholders of Parent vote to approve the Merger Agreement (including as amended hereby) and thereby approve the Parent Stockholder Matters, including the Contemplated Transactions, and against any competing proposals;

Whereas, the First Merger Sub Board has (i) determined that the Contemplated Transactions (including as adjusted pursuant to this Amendment) are fair to, advisable, and in the best interests of First Merger Sub and its sole stockholder, (ii) approved and declared advisable the Merger Agreement (including as amended hereby) and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in the Merger Agreement (including as amended hereby), that the stockholder of First Merger Sub votes to adopt the Merger Agreement (including as amended hereby) and thereby approve the Contemplated Transactions;

Whereas, the sole member of the Second Merger Sub has (i) determined that the Contemplated Transactions (including as adjusted pursuant to this Amendment) are fair to, advisable, and in the best interests of Second Merger Sub and its sole member, (ii) approved and declared advisable the Merger Agreement (including as amended hereby) and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in the Merger Agreement (including as amended hereby), that the sole member of Second Merger Sub votes to adopt the Merger Agreement (including as amended hereby) and thereby approve the Contemplated Transactions; and

Whereas, the Company Board has (i) determined that the Contemplated Transactions (including as adjusted pursuant to this Amendment) are fair to, advisable and in the best interests of the Company and its stockholders, and (ii) approved and declared advisable the Merger Agreement (including as amended hereby) and the Contemplated Transactions.

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Now, Therefore, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Company, Parent and Merger Subs hereby agree as follows:

Article 1	Amendments to the Merger Agreement
1.1.Pre-Closing Financing.
1.1.1	Recital L of the Merger Agreement shall be, and hereby is, amended and replaced in its entirety with the following:

L.Certain investors have executed a Securities Purchase Agreement in the form attached hereto as Exhibit C among Parent, the Company and the Persons named therein (including as may be amended, restated and/or superseded from time to time, the “Subscription Agreement”), pursuant to which such Persons will have agreed to purchase in the amounts set forth therein (including by contribution of Company Notes) (i) shares of Company Common Stock and (ii) pre-funded Company Warrants, in each case, immediately prior to the First Effective Time (the “Company Pre-Closing Financing”).

1.1.2	Exhibit C of the Merger Agreement shall be, and hereby is, amended and replaced in its entirety with the form of Subscription Agreement set forth on Annex A hereto.
1.1.3	The definition of “Company Outstanding Shares” shall be, and hereby is, amended and replaced in its entirety with the following:

“Company Outstanding Shares” means, without duplication, the total number of shares of Company Capital Stock outstanding immediately prior to the First Effective Time (including any shares of Company Common Stock or Company Preferred Stock that are issued in, or issuable upon the exercise or conversion of securities issued in, the Company Pre-Closing Financing, any Interim Financing or any Company Acquisition), expressed on a fully diluted and as-converted-to-Company Common Stock basis assuming, without limitation or duplication, the exercise of all Company Options, Company Warrants or other rights or commitments to receive shares of Company Common Stock or Company Preferred Stock (or securities convertible or exercisable into shares of Company Common Stock or Company Preferred Stock, including the Company Notes), whether conditional or unconditional or vested or unvested, that are outstanding as of immediately prior to the First Effective Time; provided, that Company Outstanding Shares shall exclude (i) any Company Options, Company Warrants and any other equity awards issued under the Company Stock Plans (including any shares of Company Common Stock issuable upon the exercise of such Company Options, Company Warrants or other equity awards) issued to directors, employees, consultants or other service providers following the Agreement Date but prior to the Closing (collectively, the “Service Provider Grants”) and (ii) any shares of Company Common Stock underlying Company Notes that are to be contributed as consideration in the Company Pre-Closing Financing pursuant to the Subscription Agreement (to avoid double counting).

1.1.4	The definition of “Company Valuation” shall be, and hereby is, amended and replaced in its entirety with the following:

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“Company Valuation” means (i) $50,000,000, plus (ii) the amount of proceeds actually received by the Company from the Company Pre-Closing Financing (including the Company Notes and any interest thereon contributed as consideration in the Company Pre-Closing Financing), plus (iii) the Fair Market Value of each Company Acquisition, plus (iv) the Fair Market Value of any Interim Financing.

1.1.5	The definition of “Parent Valuation Floor” shall be, and hereby is, amended and replaced in its entirety with the following:

“Parent Valuation Floor” means an amount equal to (i) 0.03, multiplied by (ii) the sum of (A) the Company Valuation (as of immediately prior to the Closing), and (B) $8,000,000.

1.1.6	The Parties hereby acknowledge and agree that (i) references to shares of Company Common Stock in Section 2.5(a)(ii) of the Merger Agreement shall include any shares issued pursuant to the Company Pre-Closing Financing and (ii) references to Company Warrants in Section 6.5(b) of the Merger Agreement shall include any pre-funded Company Warrants issued pursuant to the Company Pre-Closing Financing.
1.1.7	Section 5.1(a)(i) and Section 5.1(b)(i) of the Merger Agreement shall be, and hereby are, amended by deleting any reference to the Subscription Agreement in such provisions.
1.1.8	References to “this Agreement” in Section 5.2(a)(i) and Section 5.2(b)(i) of the Merger Agreement shall be, and hereby are, deemed to include “or the Subscription Agreement.”
1.1.9	References to “Parent” in Section 8.6 of the Merger Agreement shall be deemed deleted and replaced with a reference to “the Company.”
1.1.10	All references to the Parent Financing in the Merger Agreement shall be (to the extent not otherwise deleted pursuant to Section 1.1 of this Amendment) deemed deleted and replaced with a reference to the Company Pre-Closing Financing.
1.2.Registration Statement on Form S-4.
1.2.1	Section 6.1 of the Merger Agreement shall be, and hereby is, amended and replaced in its entirety with the following:

6.1.Registration Statement, Proxy Statement.

(a)As promptly as practicable after the date of this Agreement, Parent, in cooperation with the Company, shall prepare and file with the SEC a registration statement on Form S-4 (the “Form S-4”), in which a proxy statement relating to the Parent Stockholder Meeting to be held in connection with the Merger (together with any amendments thereof or supplements thereto, the “Proxy Statement”) shall be included as a part (the Proxy Statement and the Form S-4, collectively, the “Registration Statement”), in connection with the registration under the Securities Act of the shares of Parent Common Stock (including any Parent Common Stock issuable upon (I) conversion of the Parent Convertible Preferred Stock or (II) exercise of any Assumed Warrant) to be issued by virtue of the Contemplated Transactions, other than any shares of Parent Capital Stock which are not permitted to be registered on Form S-4 pursuant to applicable Law. Parent shall use commercially reasonable efforts to (i) cause the

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Registration Statement to comply with applicable rules and regulations promulgated by the SEC, (ii) cause the Registration Statement to become effective as promptly as practicable, and (iii) respond promptly to any comments or requests of the SEC or its staff related to the Registration Statement. Parent shall use commercially reasonable efforts to take all actions required under any applicable federal, state, securities and other Laws in connection with the issuance of shares of Parent Capital Stock pursuant to the Contemplated Transactions (including any Parent Common Stock issuable upon (I) conversion of the Parent Convertible Preferred Stock or (II) exercise of any Assumed Warrant). Each of the Parties shall reasonably cooperate with the other Party and furnish all information concerning itself and its Affiliates, as applicable, to the other Parties that is required by law to be included in the Registration Statement as the other Parties may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement.
(b)Parent covenants and agrees that the Registration Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will (i) comply as to form in all material respects with the requirements of applicable U.S. federal securities laws and the DGCL and DLLCA, and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company covenants and agrees that the information supplied by or on behalf of the Company to Parent for inclusion in the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, neither Party makes any covenant, representation or warranty with respect to statements made in the Registration Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by the other Party or any of its Representatives regarding such other Party or its Affiliates for inclusion therein.
(c)Parent shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to Parent’s stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. If at any time before the First Effective Time, (i) Parent, Merger Subs or the Company (A) become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Registration Statement or Proxy Statement, (B) receives notice of any SEC request for an amendment or supplement to the Registration Statement or for additional information related thereto, or (C) receives SEC comments on the Registration Statement, or (ii) the information provided in the Registration Statement has become “stale” and new information should be disclosed in an amendment or supplement to the Registration Statement, as the case may be, then such Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in Parent filing such amendment or supplement with the SEC (and, if appropriate, in mailing such amendment or supplement to the Parent stockholders) or otherwise addressing such SEC request or comments and each Party and shall use their commercially reasonable efforts to cause any such amendment to become effective, if required. Parent shall promptly notify the Company if it becomes aware (1) that the Registration Statement has become effective, (2) of the issuance of any stop order or suspension of the qualification or registration of the Parent Capital

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Stock issuable in connection with the Contemplated Transactions (including any Parent Common Stock issuable upon (I) conversion of the Parent Convertible Preferred Stock and (II) exercise of any Assumed Warrant) for offering or sale in any jurisdiction, or (3) any order of the SEC related to the Registration Statement, and shall promptly provide to the Company copies of all written correspondence between it or any of its Representatives, on the one hand, and the SEC or staff of the SEC, on the other hand, with respect to the Registration Statement and all orders of the SEC relating to the Registration Statement.
(d)The Company shall reasonably cooperate with Parent and provide, and cause its Representatives to provide, Parent and its Representatives, with all true, correct and complete information regarding the Company that is required by Law to be included in the Registration Statement or reasonably requested by Parent to be included in the Registration Statement (collectively, the “Company Required S-4 Information”). Without limiting the foregoing, the Company will use commercially reasonable efforts to cause to be delivered to Parent a consent letter of the Company’s independent accounting firm, dated no later than the date on which the Registration Statement is filed with the SEC (and reasonably satisfactory in form and substance to Parent), that is customary in scope and substance for consent letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Registration Statement, including all amendments and supplements thereto, prior to the filing thereof with the SEC, and on the response to any comments of the SEC on the Registration Statement, prior to the filing thereof with the SEC. Parent may file the Registration Statement, or any amendment or supplement thereto, without the prior consent of the Company, provided that Parent has included the Company Required S-4 Information in the Registration Statement in substantially the same form as it was provided to Parent by the Company pursuant to this Section 6.1; provided, further, that if the prior consent of the Company is not obtained then, notwithstanding anything else herein, the Company makes no covenant or representation regarding the portion of such information supplied by or on behalf of the Company to Parent for inclusion in such Registration Statement that the Company reasonably identifies prior to such filing of the Registration Statement.
(e)As promptly as reasonably practicable following February 14, 2025, the Company will use commercially reasonable efforts to furnish to Parent audited financial statements for the year ended December 31, 2024 (the “Company Financial Statements”) required to be included in the Proxy Statement.  As promptly as reasonably practicable following any request therefore, the Company will use commercially reasonable efforts to furnish to Parent any unaudited interim financial statements for each interim period completed prior to Closing that would be required to be included in the Registration Statement or any periodic report due prior to the Closing if the Company were subject to the periodic reporting requirements under the Securities Act or the Exchange Act.
1.2.2	The parties acknowledge and agree that, as a result of this Amendment, the further approval of the Merger Agreement (including as amended hereby) by the stockholders of the Company is required. As a result, Section 6.2(a) of the Merger Agreement shall be, and hereby is, amended and replaced in its entirety with the following:

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Promptly after the Registration Statement has been declared effective under the Securities Act, and in any event no later than two (2) Business Days thereafter, the Company shall obtain the approval by written consent from Company stockholders sufficient for the Required Company Stockholder Vote in lieu of a meeting pursuant to Section 228 of the DGCL, for purposes of (i) adopting and approving this Agreement and the Contemplated Transactions, (ii) acknowledging that the approval given thereby is irrevocable and that such stockholder is aware of its rights to demand appraisal for its shares pursuant to Section 262 of the DGCL, and that such stockholder has received and read a copy of Section 262 of the DGCL and (iii) acknowledging that by its approval of the Merger it is not entitled to appraisal rights with respect to its shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under the DGCL (the “Company Stockholder Written Consents”). Under no circumstances shall the Company assert that any other approval or consent is necessary by its stockholders to approve this Agreement and the Contemplated Transactions.

1.2.3	The second sentence of Section 6.3(a) shall be, and hereby is, amended and replaced in its entirety with the following:

The Parent Stockholder Meeting shall be held as promptly as practicable after the date that the Registration Statement is declared effective under the Securities Act, and in any event, no later than 45 days after the effective date of the Registration Statement.

1.2.4	A new Section 7.8 is hereby inserted into the Merger Agreement as follows:

7.8.Effectiveness of Registration Statement.  The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and shall not be subject to any stop order or Legal Proceeding seeking a stop order with respect to the Registration Statement that has not been withdrawn.

1.2.5	A new proviso is hereby inserted at the end of Section 10.1(b) the Merger Agreement as follows: “; provided further, however, that, in the event that the SEC has not declared effective under the Securities Act the Registration Statement by the date which is sixty (60) days prior to the End Date, then either the Company or Parent shall be entitled to extend the End Date for an additional sixty (60) days.”
1.2.6	Section 10.1(d) of the Merger Agreement shall be, and hereby is, amended and replaced in its entirety with the following:

(d) by Parent if the Required Company Stockholder Vote shall not have been obtained within two (2) Business Days of the Registration Statement becoming effective in accordance with the provisions of the Securities Act; provided, however, that once the Required Company Stockholder Vote has been obtained (whether timely or not), Parent may not terminate this Agreement pursuant to this Section 10.1(d);

1.2.7	All references to the Proxy Statement in the Merger Agreement shall be (to the extent not otherwise deleted pursuant to Section 1.2 of this Amendment) deemed deleted and replaced with a reference to the Registration Statement.

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Article 2	Additional Support Agreements
2.1.Subject to applicable law, the Company hereby agrees to obtain additional Support Agreements from the investors in an Interim Financing such that the Company Common Stock subject to Support Agreements continues to exceed a majority of the Company Outstanding Shares (measured as of immediately following the closing of such Interim Financing).
Article 3	Miscellaneous
3.1.Except as specifically modified herein, the Merger Agreement remains in full force and effect, and the Parties hereto reserve all of their respective rights and remedies with respect to all other matters and claims, whether known or unknown, arising under the Merger Agreement.  The Merger Agreement (including as amended hereby) and the other schedules, exhibits, certificates, instruments and agreements referred to in the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms.
3.2.This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, with the same effect as if the signatures thereto were in the same instrument.  The exchange of a fully executed Amendment (in counterparts or otherwise) by all Parties by electronic transmission in PDF format shall be sufficient to bind the Parties to the terms and conditions of this Amendment.
3.3.Article 11 of the Merger Agreement is hereby incorporated by reference into this Amendment, mutatis mutandis.

[Signature Pages Follow]

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In Witness Whereof, the Parties have caused this Amendment to be executed as of the date first above written.

GlycoMimetics Inc.

By:

Name:

Title:

Gemini MERGER SUB CORP.

By:

Name:

Title:

Gemini MERGER SUB II, LLC

By:

Name:

Title:

[Signature Page to Amendment No. 1]

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In Witness Whereof, the Parties have caused this Amendment to be executed as of the date first above written.

Crescent Biopharma, Inc.

By:

Name:

Title:

[Signature Page to Amendment No. 1]

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Annex A

Form of Amended and Restated Subscription Agreement

A-1

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